                                                                    EXHIBIT 3.76

                                                                          [SEAL]

                   CERTIFICATE OF CORRECTION FILED TO CORRECT

                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT

                                       OF

                           O-I BROCKWAY PLASTICS INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE

                          OF DELAWARE ON JULY 18, 1988

       O-I Brockway Plastics Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

       DOES HEREBY CERTIFY:

       1. The name of the corporation is O-I Brockway Plastics Inc.

       2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on July 18, 1988, and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

       3. The inaccuracy or defect of said certificate to be corrected is as follows: To correct the name of the corporation.

       4. Article First of the certificate is corrected to read as follows:

       "First.  The name of the corporation is O-I Brockway Plastics, Inc."

       IN WITNESS WHEREOF, said O-I Brockway Plastics Inc. has caused this certificate to be signed by its Vice President and attested by its Secretary,
this             day of                , 1988.

                                           O-I Brockway Plastics Inc.

                                           By /s/ David A. Ward
                                              ----------------------------------
                                              David A. Ward
                                              Vice President

ATTEST:

By /s/ Thomas L. Young
   ---------------------------
   Thomas L. Young
   Secretary